EXHIBIT 5.1
FOLEY & LARDNER LLP ATTORNEYS AT LAW
2029 CENTURY PARK EAST, SUITE 3500 LOS ANGELES, CA 90067-3021 310.277.2223 TEL 310.557.8475 FAX www.foley.com
May 24, 2006	CLIENT/MATTER NUMBER 056598-0104

Flexible Solutions International, Inc.
2614 Queenswood Drive
Victoria, BC V8N 1 x 5
CANADA

Re:	Registration Statement on Form SB-2 (Amendment No. 3 to Form S-3) With Respect to the Resale of up to 1,854,000 Shares of Common Stock

Ladies and Gentlemen:

        We have acted as counsel to Flexible Solutions International, Inc. (the “Company”) in connection with the preparation and filing of a Registration Statement on Form SB-2 (Amendment No. 3 to Form S-3) (the “Registration Statement”), pursuant to which the Company is registering for resale under the Securities Act of 1933, as amended (the “Securities Act”), an aggregate of up to 1,854,000 shares of its common stock, $0.001 par value per share (the “Registered Shares”), which may be sold by the selling shareholders named in the prospectus included in the Registration Statement (the “Selling Shareholders”). The Registered Shares consist of (i) 900,000 shares of common stock (the “Shares”) issued in connection with the Securities Purchase Agreement dated as of April 8, 2005, by and among the Company and the purchasers named in the signature pages thereto (the “Purchase Agreement”); (ii) up to 900,000 shares of common stock (the “Purchase Agreement Warrant Shares”) issuable upon exercise of warrants (the “Purchase Agreement Warrants”) issued under the Purchase Agreement; and (iii) up to 54,000 shares of Common Stock issuable upon exercise of a warrant issued as compensation for certain services provided to the Company in connection with the transactions contemplated by the Purchase Agreement (such warrant together with the Purchase Agreement Warrants referred to collectively herein as the “Warrants”, and such shares of common stock to be issued pursuant thereto referred to together with the Purchase Agreement Warrant Shares collectively herein as the “Warrant Shares”).

        We have examined such documents and records of the Company as we have deemed necessary for the purpose of this opinion. In our examination, we have assumed the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, conformed, photostatic or facsimile copies and the authenticity of the originals of such copies.

        Based upon the foregoing, we are of the opinion that the Shares have been validly issued and are fully paid and nonassessable, and that the Warrant Shares, when issued upon due and proper exercise of the Warrants in accordance with the terms thereof and upon due execution by the Company and registration by its registrar of the Warrant Shares, will be validly issued, fully paid and nonassessable.

BOSTON BRUSSELS CHICAGO DETROIT	JACKSONVILLE LOS ANGELES MADISON MILWAUKEE	NEW YORK ORLANDO SACRAMENTO SAN DIEGO	SAN DIEGO/DEL MAR SAN FRANCISCO SILICON VALLEY TALLAHASSEE	TAMPA TOKYO WASHINGTON, D.C.

Flexible Solutions International, Inc.
May 24, 2006

        Please note that we are opining herein as to the effect on the subject transaction only of the federal laws of the United States and the General Corporation Law of the State of Nevada, and we express no opinion with respect to the applicability thereto, or the effect thereon, of the laws of any other jurisdiction.

        We are opining only as to the matters set forth herein as of May 24, 2006. We assume no obligation to revise or supplement our opinions should the present laws, or the interpretation thereof, be changed, or to revise or supplement our opinions in respect of any circumstances or events that occur subsequent to such date.

        We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and any amendment thereto, including any and all post-effective amendments, and to the reference to our firm in the prospectus of the Registration Statement under the heading “Validity of Common Stock.” In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act.

Very truly yours, /s/ FOLEY & LARDNER LLP